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
GRC International, Inc.
Statement of Computation of Earnings Per Share
(in thousands except for per share amounts)
                                                                      QTR ENDING                          YTD ENDING
                                                                06/30/98    06/30/97                 06/30/98    06/30/97
                                                               ------------------------             ------------------------

BASIC

Weighted Average Number of Shares of Common
             Stock Outstanding                                      10,140       9,359                    9,838       9,338

Income (Loss) from Continuing Operations                             3,991       3,451                   10,702      13,861
Income (Loss) from Discontinuing Operations                                                                        (31,611)
                                                                         -           -                      758
                                                               ========================             ========================
Net Income (Loss)                                                    3,991       3,451                   11,460    (17,750)
                                                               ========================             ========================

Per Share Amount:
Income (Loss) from Continuing Operations
                                                                      0.39        0.37                     1.09        1.48
Income (Loss) from Discontinuing Operations
                                                                         -           -                     0.08      (3.39)
                                                               ========================             ========================
Net Income (Loss)
                                                                      0.39        0.37                     1.17      (1.90)
                                                               ========================             ========================


FULLY DILUTED

Weighted Average Number of Shares of Common
             Stock Outstanding                                      10,140       9,359                    9,838       9,338
Net Effect of Dilutive Stock Options
             Based on the Treasury Stock Method
             Using Average Market Price                                                                                 176
                                                                       245          63                      146
Net Effect of Convertible Debenture
             Based on the
             if Converted Method (ONLY IF DILUTIVE)                                                                     329
                                                                         -         741                      270
                                                               ========================             ========================
Weighted Average Shares Outstanding                                 10,386      10,163                   10,254       9,843
                                                               ========================             ========================

Income (Loss) from Continuing Operations                             3,991       3,451                   10,702      13,861
Interest and Amortization on                                                                                            425
                                                                         -         357                      184
             Convertible Debenture (ONLY IF DILUTIVE)
Adjusted Income (Loss) from Continuing Operations                    3,991       3,808                   10,886      14,286
Income (Loss) from Discontinuing Operations                                                                        (31,611)
                                                                         -           -                      758
                                                               ========================             ========================
Adjusted Net Income (Loss)                                           3,991       3,808                   11,644    (17,325)
                                                               ========================             ========================

Per Share Amount:
Adjusted Income (Loss) from Continuing Operations
                                                                      0.38        0.37                     1.06        1.45
Income (Loss) from Discontinuing Operations
                                                                         -           -                     0.07      (3.21)
                                                               ========================             ========================
Adjusted Net Income (Loss)
                                                                      0.38        0.37                     1.13      (1.76)
                                                               ========================             ========================
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